UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2008, the Board of Directors of The Phoenix Companies, Inc. (the “Company”) formally approved the spin-off of its asset management business (the “Spin-Off”) through a special dividend of all of its shares of its majority-owned subsidiary, Virtus Investment Partners, Inc. (“Virtus”), to the Company’s shareholders. On December 18, 2008, in connection with the Spin-Off being declared effective by the SEC, the Company entered into definitive material agreements with Virtus that, among other things, set forth the terms and conditions of the Spin-Off and provide a framework for the Company’s relationship with Virtus after the Spin-Off as described in more detail below. The following descriptions of the material terms of these agreements are qualified in their entirety by reference to the agreements, copies of which are attached hereto as exhibits.

Separation Agreement

The Separation Agreement, Plan of Reorganization and Distribution by and between the Company and Virtus (the “Separation Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference, governs the principal corporate transactions required to effect the Spin-Off, including the transfer of certain assets and liabilities, the distribution of shares of Virtus common stock to Company stockholders and other agreements governing the relationship between the Company and Virtus following the Spin-Off.

In connection with the Spin-Off, the Company has contributed or will contribute to Virtus certain assets to be included in its business. In addition, Virtus will transfer all of the stock and assets of Goodwin Capital Advisers, Inc. to the Company. After the Spin-Off, the Company will have no interest in Virtus’ assets and business and, subject to certain exceptions described below, generally will have no obligation with respect to its liabilities after the distribution.

Unless expressly provided to the contrary, all assets will be transferred on an “as is, where is” basis, and the respective transferees will agree to bear the economic and legal risks that any conveyance is insufficient to vest in the transferee good and marketable title free and clear of any security interest and that any necessary consents or approvals are not obtained or that requirements of laws or judgments are not complied with.

The Separation Agreement generally provides for a full and complete mutual release and discharge as of the date of the Spin-Off of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or have failed to occur and all conditions existing or alleged to have existed on or before the distribution, between or among the Company or its affiliates, on the one hand, and Virtus or its affiliates, on the other hand, except as expressly set forth in the Separation Agreement. The liabilities released or discharged will include liabilities arising under any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the distribution, other than the Separation Agreement, the other agreements described below and the other agreements referred to in the Separation Agreement.

Except with the written approval of the other party and subject to certain exceptions provided in the Separation Agreement, the parties agree not to, for a period of 18 months following the separation, directly or indirectly solicit or hire employees of the other party or its subsidiaries.

The Separation Agreement provides that the Company will pay all costs and expenses incurred in connection with the Spin-Off and the transactions contemplated by the Separation Agreement,

and all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of the Separation Agreement and the ancillary agreements. The Company will also pay other expenses of the transaction, including the legal, filing, accounting, printing and other expenses incurred in connection with the preparation, printing, and filing of the related information statement.

The Separation Agreement provides that the parties will diligently conduct, at Virtus’ sole cost and expense, the defense of any actions related to the Virtus business, that Virtus will notify the Company of any material developments related to such litigation, and that Virtus will agree not to file cross claims against the Company in relation to such actions. The Company has made corresponding agreements with respect to actions that are not related to the Virtus business. The Company and Virtus have agreed to share the cost and expense of certain actions that Virtus cannot currently identify as being related to the Virtus or Company businesses, until they can be so classified. Furthermore, the Separation Agreement requires the Company and Virtus to cooperate to, among other matters, maintain attorney-client privilege and work product immunity in connection with litigation against the Company or Virtus.

Transition Services Agreement

The Company and Virtus have entered into a transition services agreement (the “Transition Services Agreement”), attached hereto as Exhibit 10.2 and incorporated herein by reference, pursuant to which the Company will provide Virtus, among other things, certain administrative and other services on an interim basis following the distribution date, such as information technology support, human resources, legal and other limited services consistent with past practices. The cost to both parties for these services will be at fair market value rates.

Tax Separation Agreement

The Company and Virtus have entered into a tax separation agreement (the “Tax Separation Agreement”), attached hereto as Exhibit 10.3 and incorporated herein by reference, which sets forth the responsibilities of the Company and Virtus with respect to, among other things, liabilities for federal, state, local and foreign taxes for periods before and including the Spin-Off, the preparation and filing of tax returns for such periods and disputes with taxing authorities regarding taxes for such periods. The Company will be generally responsible for federal, state, local and foreign income taxes of Virtus for periods before and including the Spin-Off. Virtus will be generally responsible for all other taxes relating to its business. The Company and Virtus will each generally be responsible for managing those disputes that relate to the taxes for which each of us is responsible and, under certain circumstances, may jointly control any dispute relating to taxes for which both parties are responsible.

Employee Matters Agreement

In connection with the Spin-Off, the Company and Virtus have entered into an employee matters agreement (the “Employee Matters Agreement”), attached hereto as Exhibit 10.4 and incorporated herein by reference, which provides for the transition of Virtus employees from the Company’s employee plans and programs to employee plans and programs at Virtus. The agreement allocates responsibility for certain employee benefit matters and liabilities after the distribution date. In general, and except as described below, the Company and Virtus are responsible for all obligations and liabilities relating to our respective current and former (after the distribution date) employees and their dependents and beneficiaries. As of November 1, 2008 or the distribution date, as applicable, Virtus employees ceased or will cease active participation in Company employee benefit plans and programs and begin active participation in

Virtus plans and programs; Virtus ceased or will cease to be a participating employer in the employee benefit plans and programs maintained by the Company. Nothing in that agreement restricts the Company’s ability to amend or terminate any of its employee benefit plans.

For purposes of the Company’s defined benefit pension plan, employees of Virtus and its affiliates who are participants as of October 31, 2008 will have their benefits under such plan frozen as of December 31, 2008 or the distribution date, if earlier. Those Virtus employees who are participants in the plan as of that date and have non-vested accrued benefits will vest in their accrued benefits on that date. For purposes of the Company’s non-qualified defined benefit pension plans, the benefits attributable to the employees of Virtus and its affiliates who are participants as of October 31, 2008 will be frozen as of December 31, 2008 or the distribution date, if earlier, but distributions will not be permitted until the Virtus employees terminate from Virtus and its affiliates.

FORWARD-LOOKING STATEMENTS

This filing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the Company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others: (i) the effects of recent adverse market and economic developments on all aspects of our business; (ii) changes in general market and business conditions, interest rates and the debt and equity markets; (iii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iv) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (v) our dependence on non-affiliated distributors for our product sales, (vi) downgrades in our debt or financial strength ratings; (vii) our dependence on third parties to maintain critical business and administrative functions; (viii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (ix) our ability to attract and retain key personnel in a competitive environment; (x) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (xi) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xii) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xiii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiv) the potential need to fund deficiencies in our closed block; (xv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xvi) other legislative or regulatory developments; (xvii) legal or regulatory actions; (xviii) changes in accounting standards; (xix) the potential effects of the spin-off of Virtus on our expense levels, liquidity and third-party relationships; and (xx) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

The following exhibits are filed herewith:

10.1	Separation Agreement, Plan of Reorganization and Distribution by and between The Phoenix Companies, Inc. and Virtus Investment Partners, Inc. dated as of December 18, 2008

10.2	Transition Services Agreement by and between The Phoenix Companies, Inc. and Virtus Investment Partners, Inc. dated as of December 18, 2008

10.3	Tax Separation Agreement by and between The Phoenix Companies, Inc. and Virtus Investment Partners, Inc. dated as of December 18, 2008

10.4	Employee Matters Agreement by and between The Phoenix Companies, Inc. and Virtus Investment Partners, Inc. dated as of December 18, 2008

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: December 23, 2008	By:	/s/ Tracy L. Rich
	Name: Title:	Tracy L. Rich Executive Vice President, General Counsel and Secretary